                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 2003 relating to the financial statements and financial statement schedules of Charles River Laboratories International, Inc., which appears in Charles River Laboratories International, Inc.'s Annual Report on Form 10-K for the year ended December 28, 2002.


PricewaterhouseCoopers LLP

Boston, Massachusetts
June 2, 2003